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The subsidiaries of NorAm Energy Corp. are:

         AER - Arkansas Gas Transit Company
                 Subsidiaries:
                          Blue Jay Gas Company
                          Raven Gas Company
                          Seahawk Gas Company
         ALG Gas Supply Company
                 Subsidiaries:
                          ALG Gas Supply Company of Arkansas
                          ALG Gas Supply Company of Kansas
                          ALG Gas Supply Company of Louisiana
                          ALG Gas Supply Company of Oklahoma
                          ALG Gas Supply Company of Texas
         Allied Material Corporation
         Arkansas Louisiana Finance Corporation
         Arkla Chemical Corporation
         Arkla Finance Corporation
         Arkla Industries Inc.
         Arkla Intratex Transmission Company
         Arkla Products Company
         Entex Coal Company
         Entex Gas Marketing Company
         Entex NGV, Inc.
         Entex Oil Company
         Entex Oil & Gas Co.
         Industrial Gas Supply Corporation
         Intex, Inc.
         Louisiana Unit Gas Transmission Company
         Minnesota Intrastate Pipeline Company
         Mississippi River Transmission Corporation
                 Subsidiary:
                          MRT Energy Marketing Company
         National Furnace Company
         NorAm Energy Services, Inc. (f/k/a Arkla Energy Marketing Company) NorAm Field Services Corp.
         NorAm Gas Transmission Company (f/k/a Arkla Energy Resources Company) NorAm Hub Services Inc.
         Unit Gas Transmission Company
         United Gas, Inc.